UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3343 Peachtree Road NE, Suite 750

Atlanta, GA 30326

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note

Bitcoin Depot Inc. (the “Company”) announced today that it has entered into an agreement and completed certain transactions to simplify its organizational and capital structure by eliminating its current “Up-C” structure. Following the Up-C Restructuring (as defined below), the public stockholders will continue to hold their current shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and/or warrants to purchase Class A Common Stock (“Company Warrants”), while Mr. Brandon Mintz, the Company’s Founder and Chief Executive Officer and affiliated entities which are stockholders of BT Assets, Inc. (“BT Assets”) will hold shares of common stock directly in the Company, instead of through BT Assets, and will no longer hold limited liability company interests (the “BT HoldCo Common Units”) of BT Holdco LLC, a Delaware limited liability company and the principal operating subsidiary of the Company (“BT HoldCo”). Upon consummation of the Up-C Restructuring, the Company will, directly or indirectly, own its principal operating subsidiaries.

The Company believes that the simplification of its organizational structure will provide various benefits to the Company and its stockholders, including, among other things, enhancing equity liquidity, improving the Company’s ability to use its common stock as acquisition currency and creating a cleaner corporate profile. The Company also believes the Up-C Restructuring will result in long-term cash and tax savings to the Company.

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On May 30, 2025, the Company entered into and consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) with BT Assets, Mr. Brandon Mintz, the Company’s Founder and Chief Executive Officer, BD Investment Holdings LLC, a Delaware limited liability company, BD Investment Holdings II LLC, a Delaware limited liability company, BT HoldCo, BCD Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub LLC”), and BCD Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub Inc.”), resulting in, among other things, BT HoldCo becoming a wholly owned subsidiary of the Company. In addition, the Company and BT Assets agreed to terminate the Tax Receivable Agreement, dated as of June 30, 2023 (the “Tax Receivable Agreement”), by and among the Company, BT HoldCo and BT Assets (the transactions contemplated by the Merger Agreement, the “Up-C Restructuring”).

Under the Company’s organizational structure immediately prior to the consummation of the Up-C Restructuring, the Company was a holding company and its principal asset was its ownership of BT HoldCo Common Units and warrants to purchase BT HoldCo Common Units (“BT HoldCo Warrants”). Each of (a) the Company and (b) BT Assets, which prior to the merger was an entity owned and controlled by Mr. Mintz, and entities affiliated with Mr. Mintz, were the only members of BT HoldCo. The Company’s public stockholders held shares of Class A Common Stock, which are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company and have economic rights (including rights to dividends and distributions upon liquidation by the Company), and/or Company Warrants, which are exercisable for shares of Class A Common Stock at a price of $11.50 per share. Mintz, through his ownership of BT Assets, held (i) 41,193,024 shares of the Company’s Class V common stock, par value $0.0001 per share (the “Class V Common Stock”), constituting all of the issued and outstanding shares of Class V Common Stock immediately prior to the consummation of the Up-C Restructuring, which were entitled to ten votes per share on all matters submitted to a vote of stockholders of the Company, but had no economic rights, and (b) 41,193,024 BT HoldCo Common Units, constituting approximately 63.48% of the issued and outstanding BT HoldCo Common Units immediately prior to the consummation of the

Up-C Restructuring, which have economic rights equivalent to the Class A common stock (including rights to distributions from BT HoldCo, including upon liquidation), but have no voting rights.

Following the consummation of the Up-C Restructuring, the public stockholders will continue to hold their issued and outstanding Class A Common Stock and Company Warrants, and their respective voting and economic rights with respect to the Company will not change as a result of the Up-C Restructuring. In connection with the Up-C Restructuring, (a) the stockholders of BT Assets (which include Mr. Mintz and his affiliated entities), in consideration for 100% of the shares of capital stock of BT Assets, will receive a number of newly issued shares of the Company’s Class M common stock, par value $0.0001 per share (the “Class M Common Stock”), equivalent to one share of Class M Common Stock for each share of Class V Common Stock held by BT Assets immediately prior to the consummation of the Up-C Restructuring. The shares of Class M Common Stock are entitled to ten votes per share on all matters submitted to a vote of stockholders and have economic rights (including rights to dividends and distributions upon liquidation by the Company) that are the same as the Class A Common Stock. As a result, Mr. Mintz no longer has economic rights through BT HoldCo Common Units and will instead participate, together with the public stockholders of the Company, directly in the economics of the Company through their ownership of Class M Common Stock and Class A Common Stock, respectively. Under the Company’s second amended and restated certificate of incorporation, shares of Class M Common Stock automatically convert on a one-for-one basis into fully paid and non-assessable shares of Class A Common Stock upon (a) the transfer of Class M Common Stock to any person other than Mr. Mintz or his affiliates and (b) Mr. Mintz and his affiliates ceasing to own shares of Class V Common Stock and Class M Common Stock that represent at least 20% of the voting power represented by the shares of Class V Common Stock held by Mr. Mintz and his affiliates as of immediately after the closing of the Company’s de-SPAC transaction on June 30, 2023. In connection with the Up-C Restructuring, the Company and Mr. Mintz agreed to terminate the Tax Receivable Agreement.

As consideration under the Merger Agreement, the Company (i) issued to former stockholders of BT Assets 41,193,024 shares of Class M Common Stock in exchange for the shares of Class V Common Stock and BT HoldCo Common Units held by BT Assets immediately prior to the Up-C Restructuring, and (ii) entered into a contingent equity rights agreement with the former stockholders of BT Assets which provides potential economic benefits equivalent to those provided to BT Assets by the earnout units in BT HoldCo held by BT Assets immediately prior to the Up-C Restructuring. As consideration for the termination of the Tax Receivable Agreement, the Company made a cash payment to the former stockholders of BT Assets (including Mr. Mintz and his affiliated entities) in the amount of $8,400,000.

The Merger Agreement was approved by the Company’s board of directors (the “Board”) and pursuant to the charter of the audit committee of the Board (the “Audit Committee”), the Audit Committee. Following the Up-C Restructuring, the Company expects Mr. Mintz to beneficially own 41,193,024 shares of Class M Common Stock of the Company, par value $0.0001 per share, entitling him to 94.56% of the voting power of the Company’s common stock on all matters submitted to a vote of the Company’s stockholders, which is the same percentage of the voting power of the Company’s common stock held by Mr. Mintz through BT Assets immediately prior to the consummation of the transactions contemplated by the Merger Agreement. As a result, the Company expects to continue to remain a “controlled company” within the meaning of NASDAQ rules, as Mr. Mintz will continue to hold more than a majority of the voting power of the Company’s common stock.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included as an exhibit to this Current Report to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and stockholders. Investors and stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Tax Receivable Agreement is incorporated by reference into this Item 1.02.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Forward-Looking Statements

Some of the statements contained in this report, including statements regarding the Up-C Restructuring and benefits of the Up-C Restructuring, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this report and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this report. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the possibility that the Up-C Restructuring will not achieve its intended benefits; and negative effects of the announcement or completion of the Up-C Restructuring on the market price of the Company’s securities and/or on the financial performance of the Company. Additional risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. It is not possible to predict or identify all such risks. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated as of May 30, 2025, by and among Bitcoin Depot Inc., BT Assets, Inc., Mr. Brandon Mintz, BD Investment Holdings LLC, BD Investment Holdings II LLC, BT HoldCo LLC, BCD Merger Sub LLC, and BCD Merger Sub Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: May 30, 2025	By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	President and Chief Executive Officer